UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2011

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Directors

On December 8, 2011 (the “Effective Date”), the Board of Directors of NeoStem, Inc. (“NeoStem” or the “Company”) expanded the size of the Board of Directors from seven to nine members and appointed Andrew L. Pecora, M.D. and Martyn D. Greenacre as directors of the Company.  Dr. Pecora and Mr. Greenacre will also serve on the Mergers and Acquisitions Committee of the Company’s Board of Directors.  The biographies of Dr. Pecora and Mr. Greenacre are set forth below:

Andrew L. Pecora, M.D., F.A.C.P.

Andrew L. Pecora, M.D., F.A.C.P., age 54, is co-founder and past Chairman and Chief Executive Officer of Progenitor Cell Therapy, LLC (“PCT”), which is a subsidiary of the Company. Dr. Pecora has served as NeoStem’s Chief Medical Officer since August 17, 2011 and as PCT’s Chief Medical Officer since January 19, 2011 following the Company’s acquisition of PCT.  Prior to the acquisition, Dr. Pecora had served from 1999 to 2011 as Chairman, Chief Executive Officer and Chief Medical Officer of PCT, and as a member of PCT’s Board of Managers.  Dr. Pecora is also Chief Scientific Officer of Amorcyte, Inc. (“Amorcyte”), a subsidiary of the Company acquired in October 2011, and held such position prior to the acquisition.  Dr. Pecora served as the Chairman and Director of the John Theurer Cancer Center at Hackensack University Medical Center (HUMC) from 2001 to 2011, and commencing 2011 Dr. Pecora serves the John Theurer Cancer Center as Chief Innovations Officer, Professor and Vice President of Cancer Services. Since 1996 Dr. Pecora has been Co-Managing Partner of the Northern New Jersey Cancer Center, which is a private physicians practice group affiliated with HUMC. He has also been a Professor of Medicine at the University of Medicine and Dentistry of New Jersey since 2004.  Dr. Pecora serves on the board of Cancer Genetics, Inc. and is chairman of the board of Tetralogics, Inc., a company developing small molecules to treat cancer.  Dr. Pecora brings a variety of business development and practical business skills to NeoStem. He has worked with numerous companies in developing their products and manages a large clinical practice and the cancer department at a major health care institution. Dr. Pecora also has significant experience in the design of clinical trials (Phase I to III), institutional review board practices, conduct of clinical trials, clinical research, and payor relationships both domestically and on a global basis. Dr. Pecora received an M.D. from the University of Medicine and Dentistry of New Jersey, graduating with honors. He went on to complete his medical education in internal medicine at New York Hospital and in hematology and oncology at Memorial Sloan-Kettering Cancer Center, both in New York City. He is board certified in internal medicine, hematology, and oncology. Dr. Pecora’s appointment to the NeoStem Board of Directors was a term of the Company’s merger agreement with PCT in January 2011.

Martyn D. Greenacre

Martyn D. Greenacre, age 69, has served as Chairman of Life Mist Technologies, Inc. a privately-held fire suppression equipment company, since 2002.  He previously was Chairman of the Board of BMP Sunstone Corporation, which was acquired by Sanofi-Aventis in February 2011. Mr. Greenacre also served as a director of Cephalon Inc., a biopharmaceutical company that was acquired by Teva Pharmaceutical Industries in October 2011, and Orchestra Therapeutics, an immuno-pharmaceutical company. He currently has the role of Chairman of the Board of Acusphere, Inc., a drug delivery company, and sits on the board of Curis, Inc., a biotechnology company. From 1997 to 2001, Mr. Greenacre served as Chief Executive Officer and director of Delsys Pharmaceutical Corporation, a formulation and drug delivery system company, where he helped raise more than $50 million in equity and partnership financing and formed three development partnerships with leading pharmaceutical companies. From 1993 to 1997, Mr. Greenacre served as President and Chief Executive Officer of Zynaxis Inc., a biopharmaceutical company, where he was responsible for a critical acquisition, divesting a non-performing business and negotiating a strategic merger. From 1989 to 1992, Mr. Greenacre was Chairman, Europe, SmithKline Beecham Pharmaceutical Company. He joined SmithKline & French in 1973, where he held positions of increasing responsibility in its European organization. Mr. Greenacre received a B.A. from Harvard College and an MBA from Harvard Business School.

Certain Arrangements, Relationships and Transactions with Dr. Pecora

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2011, the Company acquired PCT (the “PCT Merger”) on January 19, 2011 pursuant to an Agreement and Plan of Merger dated September 23, 2010 (the “PCT Merger Agreement”).  Pursuant to the terms of the PCT Merger Agreement, the Company agreed to appoint Dr. Pecora (who had served prior to the PCT Merger as PCT’s Chairman, Chief Executive Officer and Chief Medical Officer) to the Board of Directors of the Company and simultaneously therewith, also appoint to the Board an individual who meets all conditions of independence imposed by the SEC and NYSE Amex, so that at all times a majority of the Board members are independent.  Following the PCT Merger, Dr. Pecora serves as PCT’s Chief Medical Officer for an annual salary of $180,000 pursuant to an employment agreement that became effective upon the closing of the PCT Merger and upon amendment to such agreement on August 17, 2011 which increased such annual salary to $210,000, also serves as NeoStem’s Chief Medical Officer.

In accordance with the terms of the PCT Merger Agreement, the stock consideration paid by NeoStem in exchange for the membership interests of PCT was deposited into an escrow account for eventual distribution to the former members of PCT. Dr. Pecora beneficially owned approximately 17.2% of the membership interests of PCT that were outstanding immediately prior to the closing of the PCT Merger. Pursuant to the PCT Merger, Dr. Pecora received the right to 1,844,527 shares of NeoStem Common Stock (with an aggregate value of $2,766,790 based on the closing price of the NeoStem Common Stock on the date of closing) and Warrants (with an aggregate estimated value of $342,000) to purchase an aggregate of 522,030 shares of NeoStem Common Stock, with one-third (174,010) of such Warrants each exercisable at a per share purchase price of $3.00, $5.00 and $7.00, respectively (the $7.00 warrants vesting only upon the achievement of a business milestone).

On January 21, 2011, pursuant to the terms of the PCT Merger Agreement, the Company repaid obligations under a line of credit provided by Northern New Jersey Cancer Associates (“NNJCA”) to PCT for an aggregate amount of $3,000,000.  Dr. Pecora has served as Managing Partner of NNJCA since 1996.

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on October 17, 2011, the Company acquired Amorcyte, Inc. (the “Amorcyte Merger”) on October 17, 2011 in accordance with the terms of the Agreement and Plan of Merger, dated as of July 13, 2011 (the “Amorcyte Merger Agreement”).  As a result of the consummation of the Amorcyte Merger, Amorcyte is now a wholly-owned subsidiary of NeoStem.  Dr. Pecora was Amorcyte’s Chief Scientific Officer prior to the Amorcyte Merger and continues to serve in such capacity for no additional consideration.   In accordance with the terms of the Amorcyte Merger Agreement, the stock consideration paid by NeoStem in exchange for the equity interests of Amorcyte was deposited into an escrow account for eventual distribution to the former security holders of Amorcyte. Dr. Pecora beneficially owned approximately 15.6 % of the common stock, and 0.6% of the Series A preferred stock, respectively, as well as certain options of Amorcyte, that were outstanding immediately prior to the closing of the Amorcyte Merger. Pursuant to the Amorcyte Merger, Dr. Pecora received the right to 32,852 shares of NeoStem Common Stock (with an aggregate value of $21,025 based on the closing price of the Company’s Common Stock on the date of closing) and Series AMO Warrants (with an estimated aggregate value of $10,000) to purchase 10,575 shares of NeoStem Common Stock at a per share purchase price of $1.466.  The Amorcyte Merger Agreement additionally provides that the former equity holders of Amorcyte have the right to receive additional shares of NeoStem’s Common Stock, which will be issued only if certain business milestones specified in the Amorcyte Merger Agreement are accomplished, as well as certain earn-out payments upon the commercialization of AMR-001, Amorcyte’s lead product candidate for the treatment of acute myocardial infarction.

Currently, Dr. Pecora beneficially owns 2,514,099 shares of the Company’s Common Stock, representing approximately 2.3% of the Company’s outstanding Common Stock.  Included in Dr. Pecora’s ownership of the Company’s Common Stock are 78,125 shares of Common Stock purchased by him at a price of $1.28 per share in a private placement transaction that closed on March 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Dated:  December 9, 2011